SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 14, 2004

WADDELL & REED FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13913	51-0261715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Lamar Avenue
Overland Park, Kansas 66202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 236-2000

ITEM 5:  OTHER EVENTS

Waddell & Reed Finacial, Inc. has issued a press release stating that the staff of the Enforcement Department of NASD Regulation (“NASD”) has notified Waddell & Reed, Inc. (“W&R”), a broker-dealer subsidiary of the Registrant, that the staff intends to commence enforcement proceedings against W&R.  The proceedings are expected to focus on possible violations of NASD rules and regulations relating to the exchange of certain variable annuity policies from January 2001 to August 2002.   See the press release attached as Exhibit 99.1 for additional information.  The information in this report will not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by a specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 14, 2004

WADDELL & REED FINANCIAL, INC.

/s/ Wendy J. Hills
By: Wendy J. Hills Associate General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99.1

Press Release dated January 14, 2004 titled “NASD Enforcement Action on Variable Annuities” announcing the intention of the NASD to commence proceedings (furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended).